UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


     Pursuant To Section 13 Or 15(d) of the Securities Exchange Act of 1934

        Date of Report:                                        January 12, 2007
(Date of earliest event reported)                             (January 12, 2007)


                             Multimedia Games, Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    001-14551
                            (Commission File Number)


        Texas                                                    74-2611034
(State or other jurisdiction                                   (IRS Employer
    of incorporation)                                        Identification No.)


          206 Wild Basin Rd., Bldg. B, Suite 400,                 78746
                       Austin, Texas                            (Zip Code)
         (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 334-7500

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01     Other Events

On Friday, January 12, 2007, the Alabama Supreme Court overruled the Applications for Rehearing filed by Innovative Sweepstakes Systems, Inc. ("Innovative"), a wholly-owned subsidiary of Multimedia Games, Inc. (the "Company"), and the Jefferson County Racing Association, Inc., in the case of Barber v. Jefferson County Racing Association, Inc., Docket No. 1050857 (Ala., Dec. 1, 2006). Accordingly, the Supreme Court's December 1, 2006 decision (the "Alabama Supreme Court Opinion") will become final upon entry of a judgment by the trial court. This Current Report on Form 8-K provides an update on the Alabama Supreme Court Opinion, background information regarding the Alabama Supreme Court Opinion, and describes the Company's plans regarding the impact on the Company's sweepstakes system in Alabama.

The Company intends to take all actions necessary to comply with the Alabama Supreme Court Opinion. Accordingly, in conjunction with Jefferson County Racing Association, Inc., the Company plans to immediately discontinue the use of the Quincy's Sweepstakes System, and has already begun the process of shutting down this system.

The gaming markets the Company serves are heavily regulated, and the Company has previously disclosed the risks to itself and its operations of regulatory enforcement actions against its customers, equipment, and systems, including through disclosures contained in the "Certain Risks" and "Risk Factors" sections in the Company's filings with the Securities and Exchange Commission.

Background

The Company, through its wholly-owned subsidiary, Innovative Sweepstakes Systems, Inc. ("Innovative"), leased to the Jefferson County Racing Association, Inc. d/b/a the Birmingham Race Course ("Jefferson County Racing Association") a promotional sweepstakes system (the "Quincy's Sweepstakes System") for operation at the Birmingham Race Course in Birmingham, Alabama (the "Birmingham Race Course"). The Quincy's Sweepstakes System became operational at the Birmingham Race Course on December 15, 2005. Whether the Quincy's Sweepstakes System constituted unlawful gambling in Alabama was the subject of litigation in the Jefferson County, Alabama Circuit Court (the "Alabama Circuit Court"). On January 31, 2006, the Alabama Circuit Court issued a declaratory judgment ruling that the Quincy's Sweepstakes System was a lawful sweepstakes promotion.

As previously reported, on December 1, 2006, the Alabama Supreme Court entered an opinion reversing the judgment of the Alabama Circuit Court, and rendering a decision in favor of the District Attorney. The Alabama Supreme Court held that the Alabama Circuit Court erred in focusing on the function of the operating components of the Quincy's Sweepstakes System in isolation rather than as an integrated whole. When integrated, the Alabama Supreme Court held the system was a slot machine, the possession of which is illegal under Alabama law. The Birmingham Race Course and Innovative also had argued that the gambling statutes were unconstitutionally vague as applied to the facts of the case because they did not provide sufficient notice of the activities prohibited by law. The Alabama Circuit Court did not decide this question. The Alabama Supreme Court held that the statutory definition of gambling was not vague and was constitutional.

The Alabama Supreme Court Opinion was not a final, enforceable judgment until certain procedural time periods elapsed, including a period of fourteen days for the filing of an application for rehearing.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MULTIMEDIA GAMES, INC.


Dated: January 12, 2007                 By:     /s/ Clifton E. Lind
                                                -------------------
                                                Clifton E. Lind
                                                Chief Executive Officer
                                                (Principal Executive Officer)

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